Exhibit 99.1

TAMC

Technology Associates Management Co., Ltd.

The Board of Directors

Applied Optoelectronics, Inc.

13115 Jess Pirtle Blvd

Sugar Land, TX 77478

December 30, 2013

Re: RESIGNATION OF CHAIRMAN AND DIRECTOR OF APPLIED OPTOELECTRONICS, INC.

To the Board of Directors:

This is to inform you of my decision to resign as a member of the Board of Directors and the Chairman of the Board of Applied Optoelectronics, Inc., effective December 30, 2013. I am resigning for personal reasons and to devote more time to my family.

I would like to convey my appreciation and respect to my fellow directors for their cooperation and their service. It has been a great privilege and pleasure to have worked with you all.

Yours truly,

/s/ Juen-Sheng (Andrew) Kang

Juen-Sheng (Andrew) Kang

Managing Director